Exhibit 13.2

CERTIFICATION PURSUANT TO

18 U.S.C. Section 1350

In connection with the filing of the Annual Report on Form 20-F for the period ended December 31, 2021 (the “Report”) by Eco Wave Power Global AB (publ) (the “Company”), the undersigned, as the Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 28, 2022	/s/ Aharon Yehuda
Aharon Yehuda
Chief Financial Officer